                                                                  EXHIBIT 99.1



For release:   IMMEDIATELY
Contact:       Charles M. Johnston, Chief Financial Officer (610) 313-2189


COMMONWEALTH BANCORP, INC. REPORTS RECORD EARNINGS PER SHARE FOR FIRST QUARTER 2002

NORRISTOWN, PA, APRIL 16, 2002 - COMMONWEALTH BANCORP, INC. (NASDAQ: CMSB), today reported record earnings per common share of $0.43 on a diluted basis for the first quarter of 2002, compared to earnings of $0.13 per common share on a diluted basis for the first quarter of 2001. Net income was $4.3 million for the first quarter of 2002, compared to $1.4 million for the first quarter of 2001.

The results for the first quarter of 2002 reflected:

        - An increase in the net interest margin to 4.91% on a fully taxable equivalent basis, compared to 4.29% in the first quarter of 2001;

        - An improvement in the core operating expense ratio to 61.1%, compared to 65.5% in the first quarter of 2001;

        - An increase in the allowance for loan losses as a percent of total loans to 1.17% at March 31, 2002, compared to 1.08% at December 31, 2001; and

        - A decrease in nonperforming assets to $10.6 million at March 31, 2002, compared to $11.9 million at December 31, 2001.

"Trends continued to be positive in the first quarter of 2002 for Commonwealth's core businesses of retail banking, commercial banking and financial services," stated Patrick J. Ward, Commonwealth's President and Chief Executive Officer. He added, "Compared to the first quarter of 2001, average commercial loans increased 38% to $341 million, average demand and money market deposits increased 13% to $845 million, deposit fees increased 20% to $3.6 million and financial services fees increased 58% to $0.6 million."

The results for the first quarter of 2001 were affected by:

        - A $2.3 million pre-tax charge associated with the restructuring of Commonwealth's mortgage banking business;

        - A $0.7 million pre-tax charge relating to the retirement of Commonwealth's former Chief Executive Officer; and

        - A $0.5 million pre-tax charge relating to the resolution of legal proceedings concerning a loan acquired in the 1970's.

Exclusive of these three items, net income for the first quarter of 2001 would have been $4.0 million, or $0.37 per common share on a diluted basis.

Net interest income was $19.1 million in the first quarter of 2002, compared to $17.7 million in the first quarter of 2001. The increase was primarily attributable to a higher net interest margin, which was partially offset by a decrease in average interest-earning assets. Net interest income for the first quarter of 2001 was also adversely affected by a $0.5 million charge relating to the resolution of legal proceedings concerning a loan acquired in the 1970's.

The net interest margin on a fully taxable equivalent basis was 4.91% in the first quarter of 2002, compared to 4.29% in the first quarter of 2001. The increase was primarily attributable to a 1.51% decrease in the cost of interest-bearing liabilities, which was partially offset by an 0.85% decrease in the yield on interest-earning assets. The decrease in the cost of interest-bearing liabilities was primarily related to a reduction in the average cost of various types of deposits due to a decline in market interest rates, as well as a favorable change in funding mix. The decrease in the yield on interest-earning assets was primarily related to a reduction in market interest rates. As previously noted, the net interest margin in the first quarter of 2001 was impacted by the $0.5 million charge relating to the resolution of legal proceedings concerning a loan. Exclusive of this item, the net interest margin on a fully taxable equivalent basis would have been 4.41% in the first quarter of 2001.

Noninterest income totaled $5.1 million in the first quarter of 2002, compared to $5.5 million in the first quarter of 2001. The decrease reflected a $1.2 million decrease in the net gain on sale of mortgage loans, which was attributable to the restructuring of Commonwealth's mortgage banking business. This decrease was partially offset by a $0.6 million increase in deposit fees and a $0.2 million increase in financial services fees.

Noninterest expense was $16.1 million in the first quarter of 2002, compared to $19.9 million in the first quarter of 2001. The results for the first quarter of 2001 were adversely affected by the $2.3 million charge associated with the restructuring of Commonwealth's mortgage banking business, and the $0.7 million charge relating to the retirement of Commonwealth's former Chief Executive Officer. Exclusive of these items, noninterest expense would have been $16.9 million in the first quarter of 2001. The decrease in noninterest expense in the first quarter of 2002, relative to the adjusted level for the first quarter of 2001, was primarily related to a reduction in mortgage banking expenses, which was, in turn, attributable to the restructuring of Commonwealth's mortgage banking business. Core noninterest expense excluding amortization of intangible assets totaled 61.1% of core noninterest income and net interest income on a fully taxable equivalent basis in the first quarter of 2002. This compared to 65.5% in the first quarter of 2001.

Noninterest expense in the first quarter of 2002 and 2001 included the amortization of $1.2 million of intangible assets, consisting primarily of goodwill and core deposit intangibles recorded in connection with the acquisition of deposits and branch office facilities in 1995 and 1996. The recent implementation of Statement of Financial Accounting Standards ("SFAS") No. 141, "Business Combinations," and SFAS No. 142, "Goodwill and Other Intangible Assets," did not materially impact Commonwealth's amortization of intangible assets.

Provision for loan losses totaled $2.2 million in the first quarter of 2002, compared to $1.5 million in the first quarter of 2001. At March 31, 2002, the allowance for loan losses totaled $14.9 million, or 1.17% of loans, compared to $14.2 million, or 1.08% of loans, at December 31, 2001. The increase in the allowance for loan losses reflected Commonwealth's strategy to increase consumer and commercial lending, while de-emphasizing residential mortgage lending. Consumer and commercial loans generally involve greater credit risk than residential mortgage loans because the risk of borrower default is greater. In addition, certain commercial and consumer loans are unsecured or involve collateral that may be more likely to decline in value and/or may be more difficult to liquidate than single-family residences. At March 31, 2002, consumer and commercial loans represented 58% of total loans, compared to 55% at December 31, 2001. Management will continue to evaluate the allowance for loan losses relative to the level of credit risk in the loan portfolio and make adjustments as appropriate.

Net credit losses totaled $1.5 million, or 0.47% of average loans, in the first quarter of 2002. This compared to $1.4 million, or 0.38% of average loans, in the first quarter of 2001.

Nonperforming assets totaled $10.6 million, or 0.60% of assets, at March 31, 2002, compared to $11.9 million, or 0.66% of assets, at December 31, 2001. The decrease was primarily attributable to decreases in real estate owned and nonperforming commercial loans.

Provision for income taxes was $1.6 million, or 27.0% of income before income taxes, in the first quarter of 2002, compared to $0.5 million, or 25.0%, in the first quarter of 2001. The increase in the effective tax rate in the first quarter of 2002 was primarily attributable to higher pre-tax income, which resulted in a lower relative percentage of tax-exempt income to total income.

Commonwealth Bank's risk-based capital ratio was 10.6% at both March 31, 2002 and December 31, 2001. As of March 31, 2002, the Bank was in full compliance with all regulatory capital requirements and maintained capital ratios which were generally in line with internal targeted levels.

Commonwealth Bancorp, Inc., with consolidated assets of $1.8 billion, is the holding company for Commonwealth Bank, which has 60 branches throughout Southeast Pennsylvania.

                                  # # # # #

Certain statements contained herein may not be based on historical facts and are "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Actual results could differ materially from those indicated in such statements due to risks, uncertainties and changes with respect to a variety of market and other factors.

Detailed supplemental information follows.

                  Commonwealth Bancorp, Inc. and Subsidiaries
                       Consolidated Statements of Income
               (in thousands, except share and per share amounts)

                                                                               For the Quarter
                                                                               Ended March 31,
                                                                           2002             2001
                                                                       ------------    -------------
                                                                                (Unaudited)
Interest income:
  Interest on loans                                                        $23,974          $29,034
  Interest and dividends on deposits
    and money market investments                                               304              436
  Interest on investment securities                                            461              149
  Interest on mortgage-backed securities                                     3,085            3,391
                                                                       ------------    -------------

                  Total interest income                                     27,824           33,010

Interest expense:
  Interest on deposits                                                       7,298           12,083
  Interest on notes payable and other borrowings                             1,378            3,203
                                                                       ------------    -------------

                  Total interest expense                                     8,676           15,286
                                                                       ------------    -------------

                  Net interest income                                       19,148           17,724

Provision for loan losses                                                    2,200            1,500
                                                                       ------------    -------------

                  Net interest income after provision for loan losses       16,948           16,224

Noninterest income:
  Deposit fees                                                               3,571            2,977
  Financial services fees                                                      620              393
  Miscellaneous income                                                         864              920
  Net gain on sale of mortgage loans                                             -            1,241
                                                                       ------------    -------------

                  Total noninterest income                                   5,055            5,531
                                                                       ------------    -------------

Noninterest expense:
  Compensation and employee benefits                                         7,560            9,598
  Occupancy and office operations                                            2,523            2,524
  Amortization of intangible assets                                          1,157            1,234
  Other                                                                      4,859            6,553
                                                                       ------------    -------------

                  Total noninterest expense                                 16,099           19,909
                                                                       ------------    -------------

                  Income before income taxes                                 5,904            1,846

Income tax provision                                                         1,594              462
                                                                       ------------    -------------

Net income                                                                  $4,310           $1,384
                                                                       ============    =============

Basic weighted average number of shares outstanding                      9,681,464       10,578,026
                                                                       ============    =============

Basic earnings per share                                                     $0.45            $0.13
                                                                       ============    =============

Diluted weighted average number of shares outstanding                   10,101,006       10,935,550
                                                                       ============    =============

Diluted earnings per share                                                   $0.43            $0.13
                                                                       ============    =============

                  Commonwealth Bancorp, Inc. and Subsidiaries
                          Consolidated Balance Sheets
               (in thousands, except share and per share amounts)

                                                                                       March 31,       December 31,
                                                                                         2002            2001
                                                                                     -------------    ------------
Assets:                                                                               (Unaudited)
Cash and due from banks                                                                  $59,985         $72,127
Interest-bearing deposits                                                                 15,743          45,761
Investment securities
   Securities available for sale (cost of $40,859
     and $77,042, respectively), at market value                                          41,427          77,136
Mortgage-backed securities
   Securities available for sale (cost of $280,984
     and $168,388, respectively), at market value                                        281,073         170,860
Loans receivable, net                                                                  1,258,672       1,302,468
Accrued interest receivable, net                                                           7,694           7,403
FHLB stock, at cost                                                                       12,228          12,565
Premises and equipment, net                                                               13,715          13,555
Intangible assets, net                                                                    23,756          24,912
Other assets, including net deferred taxes of $8,897
   and $8,227, respectively                                                               55,985          57,485
                                                                                    -------------    ------------
            Total assets                                                              $1,770,278      $1,784,272
                                                                                    =============    ============

Liabilities:
Deposits                                                                              $1,505,101      $1,494,407
Notes payable and other borrowings:
   Secured notes due to Federal Home Loan Bank of Pittsburgh                              49,241          74,123
   Securities sold under agreements to repurchase                                         10,000          10,000
   Commercial repurchase agreements                                                       38,451          39,027
Advances from borrowers for taxes and insurance                                            6,132           5,596
Accrued interest payable, accrued expenses and other liabilities                          16,795          11,492
                                                                                    -------------    ------------
            Total liabilities                                                          1,625,720       1,634,645
                                                                                    -------------    ------------

Commitments and contingencies                                                                  -               -

Shareholders' equity:
Preferred stock, $0.10 par value; 5,000,000 shares
   authorized; none issued                                                                     -               -
Common stock, $0.10 par value; 30,000,000 shares authorized;
    18,068,127 shares issued and 10,044,737 outstanding at March 31, 2002
    18,068,127 shares issued and 10,350,814 outstanding at December 31, 2001               1,807           1,807
Additional paid-in capital                                                               140,354         139,981
Retained earnings                                                                        153,354         150,743
Unearned stock benefit plan compensation                                                  (4,537)         (4,799)
Accumulated other comprehensive income                                                       437           1,681
Treasury stock, at cost; 8,023,390 and 7,717,313 shares at March 31, 2002
and December 31, 2001, respectively                                                     (146,857)       (139,786)
                                                                                    -------------    ------------
            Total shareholders' equity                                                   144,558         149,627
                                                                                    -------------    ------------
            Total liabilities and shareholders' equity                                $1,770,278      $1,784,272
                                                                                    =============    ============

                  Commonwealth Bancorp, Inc. and Subsidiaries
                            Selected Financial Data
               (in thousands, except share and per share amounts)

                                                                             For the Quarter Ended
                                                                     --------------------------------------
                                                                      March 31, 2002     December 31, 2001
                                                                     --------------------------------------
                                                                                 (Unaudited)
BALANCE SHEET DATA:
Average residential mortgage loans                                       $563,525                 $832,121
Average consumer loans                                                    374,391                  383,096
Average commercial loans                                                  340,510                  247,416
Average loans                                                           1,278,426                1,462,633
Average securities and other interest-earning assets                      326,256                  229,926
Average interest-earning assets                                         1,604,682                1,692,559
Average assets                                                          1,759,552                1,850,158

Average core deposits                                                   1,069,227                  964,086
Average certificates of deposit                                           414,021                  494,841
Average deposits                                                        1,483,248                1,458,927
Average notes payable and other borrowings                                108,420                  208,860
Average interest-bearing liabilities                                    1,591,668                1,667,787
Average shareholders' equity                                              150,096                  160,633


OPERATING DATA:
Annualized return on assets                                                 0.99%                    0.30%
Annualized return on equity                                                11.65%                    3.49%

Average yield on residential mortgage loans                                 7.24%                    7.56%
Average yield on consumer loans                                             8.76%                    9.25%
Average yield on commercial loans (a)                                       7.18%                    8.04%
Average yield on loans (a)                                                  7.67%                    8.09%
Average yield on securities and other interest-earning assets (a)           4.87%                    7.11%
Average yield on interest-earning assets (a)                                7.10%                    7.95%

Average cost of core deposits                                               1.14%                    2.32%
Average cost of certificates of deposit                                     4.20%                    5.38%
Average cost of deposits                                                    2.00%                    3.36%
Average cost of notes payable and other borrowings                          5.15%                    6.22%
Average cost of interest-bearing liabilities                                2.21%                    3.72%

Net interest margin (a)                                                     4.91%                    4.29%



Period end book value per share                                           $14.39                   $14.28
Period end tangible book value per share                                   12.03                    11.68
Period end nonperforming loans                                             8,165                    7,765
Period end nonperforming assets                                           10,648                   10,670

 (a) Taxable equivalent basis


                  Commonwealth Bancorp, Inc. and Subsidiaries
                          Core Operating Expense Ratio
                                 (in thousands)


                                                              For the Quarter Ended
                                                      ----------------------------------
                                                      March 31, 2002      March 31, 2001
                                                      ----------------------------------
                                                                  (Unaudited)

Reported noninterest expense                             $16,099               $19,909
Mortgage banking restructuring charge                          -                (2,300)
Chief Executive Officer retirement charge                      -                  (707)
Amortization of intangible assets                         (1,157)               (1,234)
                                                      -----------            ----------
Core noninterest expense excluding amortization
  of intangible assets                                    14,942                15,668
                                                      -----------            ----------

Reported noninterest income                                5,055                 5,531
Reported net interest income                              19,148                17,724
Taxable equivalent adjustment to net interest income         262                   181
Resolution of legal proceedings on a loan                      -                   484
                                                      -----------            ----------
Core noninterest income and fully taxable
  equivalent net interest income                         $24,465               $23,920
                                                      -----------            ----------

Core noninterest expense excluding amortization
  of intangible assets/Core noninterest income and
  fully taxable equivalent net interest income            61.08%                65.50%